SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                              Form S-8

                     Registration Statement
                              Under
                    The Securities Act of 1933

                NOVA NATURAL RESOURCES CORPORATION
       (Exact name of registrant as specified in its charter)

Commission File Number

	COLORADO	         0-15078               84-1227328
(State or other jurisdiction of     Commission     (IRS Employer
of incorporation or organization)   File Number    Identification No.)

4340 East Kentucky Avenue, Suite 418
Glendale, CO 80246-2060
-------------------------------------------
(Address of Principal Executive Offices)	(Zip Code)


        Stock Issuance Pursuant to Advisory Service Agreements
        --------------------------------------------------------
                   (Full title of the plan)


		                  	Copy to:

Edward Chan 				Mark D. Stubbs, Esq.
4340 East Kentucky Avenue		212 2nd Avenue West
Suite 418                               Twin Falls, Idaho 83301
Glendale, CO 80246-2060                 P.O. Box 1884
(720) 524-1363	       		        (208) 734-6677
(Name, address and telephone
  number of agent for service)

	Approximate  date of proposed sales pursuant to the Agreements:
From time to time after the effective date of this Registration
Statement.




CALCULATION OF REGISTRATION FEE
Title of                    Amount to be      Proposed        Proposed             Amount of
Securities to be            Registered:       Maximum         maximum              Registration Fee
Registered:                 offering price    aggregate       offering Price:
Common Stock                27,000,000        per share:                           $877.50
Par Value $.10                                $.13            $3,510,000.00

1) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee. The offering price is based on the average bid and asked price as reported on the OTC Bulletin Board on October 5, 2001.

                             PART I

           INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the Registration Statement on Form S-8 will be sent or given to participants in the Agreements as specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all documents included in such file.


                                                          PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000.

     (b) The Company's Form 8-K, as amended, for an event which occurred on February 27, 2001.

     (c) All other reports filed pursuant to Section 13(a)or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including, but not limited to, the Company's quarterly reports on Form 10-QSB for the fiscal quarter ended June 30, 2001.

	All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

Common Stock

 	General. The Company is authorized to issue 300,000,000 shares of Common Stock, $.10 par value per share.

	The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

	Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

	Dividend Policy. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.


Preferred Stock

	General. There are no outstanding issued shares of Convertible Preferred Stock. The Company is authorized to issue three million (3,000,000) shares of Series A Convertible Preferred Stock with a par value of $1.00 per share, and two million (2,000,000) shares of Series B Convertible Preferred Stock.

	Voting Rights. There are no outstanding issued shares of Convertible Preferred Stock of any series.

	Dividend Policy. There are no outstanding issued shares of Convertible Preferred Stock of any series so there is currently no policy regarding dividends on Preferred Stock.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Revised Statutes of the State of Colorado and the Company's Articles of Incorporation, provide for the indemnification of the Companies directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faint in a manner reasonably believed to by in or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws.

     The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, for the receipt of illegal remuneration or if the director received a benefit in money, property or services to which the director is not legally entitled.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8. EXHIBITS

4.1  Advisory Service Agreement dated September 26, 2001 with
     Wayne Doss.
4.2  Advisory Service Agreement dated September 26, 2001 with
     Frank Alexander d/b/a New Alliance Corporation.
5.1 Opinion and consent of Mark D. Stubbs Esq. Re: the legality of the shares being registered.
23.1 Consent of Mark D. Stubbs (included in Exhibit 5.1)
23.2 Consent of  Hein + Associates LLP, Certified Public Accountants
23.3 Consent of Eddy S.L. Chin, Chartered Accountant.

ITEM 9. UNDERTAKINGS

     (a)  The registrant hereby undertakes:

     (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment of any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glendale, State of Colorado on the 10th day of October, 2001.

 		NOVA NATURAL RESOURCES, INC.


           By: /s/
           -----------------------------------------
           EDWARD S. CHAN,  PRESIDENT AND CEO

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signatures         Title                     Date
       ---------------    ---------                 --------

/s/ Edward S. Chan      President, CEO, Treasurer  October 10, 2001
- ------------------------  (Principal Executive Officer)
EDWARD S. CHAN

/s/ Brian B. Spillane,  Secretary and Director     October 10, 2001.
- ------------------------
BRIAN B. SPILLANE


EXHIBIT 4.1

                      ADVISORY SERVICE AGREEMENT


     THIS ADVISORY SERVICE AGREEMENT (the "Agreement") is made this 26th day of September 2001 by and between Nova Natural Resources
Corporation a Colorado Corporation (the "Company") and, Wayne Doss (the "Advisor").

     WHEREAS, Advisor and Advisor's personnel have experience in advising corporate management, strategic planning, corporate development, financial accounting and forecasting, marketing, structuring investor relations programs, contract negotiations and performing general administrative duties for publicly-held companies and developing state investment ventures; and

     WHEREAS, the Company desires to retain Advisor to advise and assist the Company in its development on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual promises and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Engagement. The Company hereby engages Advisor as of the date hereof and continuing until the termination as provided herein to use its best effort in providing or assisting the Company with the following: review of existing financial reporting system; attend e-commerce and other industry conferences and advise the Company on trends and strategies for the industry; if necessary, negotiate or assist in the negotiation of source, distribution and marketing agreements; evaluate prospective sponsorships; negotiate and evaluate potential acquisitions; structure and negotiate financing with investors secured by the Company; assist in the preparation and completion of all Securities and Exchange Commission ("SEC") filings, including annual and quarterly reports, registration statements and any other SEC filings; assist in the preparation and completion of a business plan and marketing strategy; negotiate and structure asset acquisitions relative to the Company's growth; provide strategic planning and long term financial models for the growth of the Company; consult with the Company on general business and financial issues; produce (concept, research, writing, printing) a client shareholder communications/Corporate Overview piece which shall be distributed to shareholders. This Corporate Overview will include relevant milestone updates, contract news, earnings/revenue growth updates, and financing news about the Company; present client to various media, periodical sources, when appropriate; interaction with appropriate national and regional media outlets including appropriate industry trade journals, further Advisor shall give any ongoing consulting support deemed necessary by client; and oversee the financial operations of the Company during its development stage (collectively the "Services").

2. Term. Unless sooner terminated in accordance with the termination provisions set forth in this Agreement, the term of this Agreement shall be for an initial term of one year commencing on the date hereof (the "Initial Term"), and shall be automatically renewed in writing for an additional term of one year, unless at least thirty (30) days prior to the end of the Initial Term either party shall advise the other
(in writing) of its desire to terminate this Agreement (the
"Additional Term").

3. Time and Effort of Advisor Services. Advisor shall allocate such time and assign such of Advisor's personnel as it deems necessary to complete the Services to be provided under this Agreement. It is expressly understood that the amount of time may vary from day to day and from week to week. The Company agrees to provide any and all information and or documents reasonably requested by Advisor and/or Advisor's personnel to assist in the performance of the Services required hereunder.

4. Limitation of Advisors Liability. In the absence of willful malfeasance, bad faith, negligence, or reckless disregard for the obligations and duties hereunder by Advisor, neither Advisor nor Advisor's personnel shall be liable to the Company or any of its subsidiaries, officers, directors or shareholders for any act or omission in the course of or connected with rendering the Services, including, but not limited to, losses that may be sustained in any corporate act in any subsequent business opportunity undertaken by the Company as a result of advice provided by Advisor or Advisor's personnel.

5. Advisory Services Compensation. The Company shall pay to Advisor as compensation for the services under this Agreement in compliance with Rule 701 of the Securities Act of 1933, Advisor will initially receive five million (5,000,000) shares of free trading stock pursuant to the payment schedule agreed to by the parties during the Initial one-year term by way of free trading S8 registered shares shall be deemed fully earned and non-assessable as of the date hereof.

6. Costs and Expenses. Advisor will incur no extraordinary expense nor any expense in excess of $500.00 without prior written approval of Client. Client shall reimburse the actual amount of all such expenses. All third party costs and out-of-pocket expenses incurred by Advisor in excess of $500.00 shall be reimbursed to Advisor within ten (10) days of presentation of written notice to the Company. During the Initial Term and Additional Term, Advisor shall provide the Company with quarterly statements of the time, costs and out-of-pocket expenses incurred in performance of the Services.

7. Place of Services. The Services to be provided hereinunder shall be performed in such place as Advisor, in its sole discretion, deems is the best location for such Services and may include, but not be limited to the Advisor's offices, the Company's offices or such other location as required for the particular service to be performed.

8. Independent Contractor. Advisor and Advisor's personnel will act as independent contractors in the performance of the Services under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employment and employer, between Advisor and Advisor's personnel and the Company. Neither Advisor nor Advisor's personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each opportunity introduced by Advisor, and to make all final decisions with respect to whether or not to accept or reject any business opportunity suggested or introduced by Advisor or Advisor's personnel.

9. Rejected Asset Opportunity or Business Opportunity. If, during the Initial Term of this Agreement or the Additional Term, the Company elects not to proceed to acquire, participate or invest in any business opportunity identified and/or selected by Advisor or Advisor's personnel, notwithstanding the time and expense the Company may have incurred reviewing such transaction, such business opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected business opportunity for its own account, or submit such assets or business opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected business opportunity, or the Company's subsequent purchase or financing with such business opportunity in circumvention of Advisor.

10. No Agency Express or Implied. This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor and Advisor's personnel and the Company.

11. Termination. The Company and Advisor may terminate this Agreement at any time with mutual consent and either party name give notice of termination thirty (30) days prior to the Additional Term. Failing such mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

     (A)  By the Company.

        (1) If during the Initial Term of this Agreement or the Additional Term, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, or other incapacity of Advisor's personnel; or,

        (2) If Advisor willfully breaches or neglects the duties required to be performed hereunder; or at the sole discretion of the Company, and Advisor has not performed its duties to the Company's satisfaction.

      (B)  By Advisor.

        (1) If the Company breaches this Agreement or fails to make any payments or provide information or documents required hereunder; or,

        (2) If the Company ceases business or sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside the scope of this Agreement; or,

        (3) If the Company subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of its business; or

        (4)  If the Company subsequent to the execution hereof
             institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization or rearrangement of its
             financial affairs, files a	petition in a court of
             bankruptcy, or is adjudicated a bankrupt; or

        (5) If any of the disclosures made herein or subsequent hereto by the Company to Advisor are determined to be materially false or misleading.

In the event either party elects to terminate for cause or this Agreement is terminated prior to the expiration of the Initial Term or if this Agreement is terminated by mutual written agreement, the Company shall be responsible to pay Advisor for unreimbursed expenses due hereunder.

12. Indemnification. Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

13. Remedies. Any and all remedies available hereunder shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

14.  Miscellaneous.

      (A) Subsequent Events. Advisor and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations that could compromise its efforts and obligations under this Agreement.

      (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

      (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purpose of this Agreement.

      (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time of the provision of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

      (E) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

      (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mail for transmittal be certified or registered mail, postage prepaid, or when deposited with a recognized courier service for transmittal, or when sent by facsimile transmission and such transmission is evidenced by log as satisfactorily transmitted, and in each case provided that the communication is addressed:

(1) In the case of the Advisor:	   Wayne Doss Consulting
                                   1021 Creekford Dr.
                                   Weston, FL 33326
                                   Tele: (954)849-9507
                                   Fax:  (954)349-2899
                                   Contact: Wayne Doss, President


(2) In the case of Company:        Nova Natural Resources Corp.
                                   4340 E. Kentucky Ave., Suite 418
                                   Glendale, Colorado 80246-2060
                                   Edward Chan, President
                                   (905) 887-3459

or to such other person or address designated in writing by the Company or advisor to receive notice and served on the other party in accordance with this section.

      (G) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (H) Governing Law. This Agreement was negotiated and its being contracted for in Florida, and shall be governed by the laws of the State of Florida. The parties expressly agree to venue in Broward County, Florida for any and all actions commenced relative to this Agreement.

      (I) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

      (J) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement.

      (K) Severability. If any party of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

      (L)  Counterparts.   A facsimile, telecopy, or other reproduction
           of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The executed copy of this Agreement shall be valid and binding upon a party when transmitted by facsimile to the other party. At the request of any party hereto, all parties agree to execute an original of this Agreement, as well as, any facsimile, telecopy or other reproduction hereof.

	IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.




_________________________                ___________________________
Doss Consulting                          Nova Natural Resources Corp
Wayne A. Doss, President                 Edward Chan, President


EXHIBIT 4.2

                      ADVISORY SERVICE AGREEMENT


     THIS ADVISORY SERVICE AGREEMENT (the "Agreement") is made this 26th day of September 2001 by and between Nova Natural Resources
Corporation a Colorado Corporation (the "Company") and , Frank
Alexander dba New Alliance Corporation,  (the "Advisor").

     WHEREAS, Advisor and Advisor's personnel have experience in advising corporate management, strategic planning, corporate development, financial accounting and forecasting, marketing, structuring investor relations programs, contract negotiations and performing general administrative duties for publicly-held companies and developing state investment ventures; and

     WHEREAS, the Company desires to retain Advisor to advise and assist the Company in its development on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual promises and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Engagement. The Company hereby engages Advisor as of the date hereof and continuing until the termination as provided herein to use its best effort in providing or assisting the Company with the following: review of existing financial reporting system; attend e-commerce and other industry conferences and advise the Company on trends and strategies for the industry; if necessary, negotiate or assist in the negotiation of source, distribution and marketing agreements; evaluate prospective sponsorships; negotiate and evaluate potential acquisitions; structure and negotiate financing with investors secured by the Company; assist in the preparation and completion of all Securities and Exchange Commission ("SEC") filings, including annual and quarterly reports, registration statements and any other SEC filings; assist in the preparation and completion of all press releases; assist in the preparation and completion of a business plan and marketing strategy; negotiate and structure asset acquisitions relative to the Company's growth; provide strategic planning and long term financial models for the growth of the Company; consult with the Company on general business and financial issues; produce (concept, research, writing, printing) a client shareholder communications/ Corporate Overview piece which shall be distributed to shareholders. This Corporate Overview will include relevant milestone updates, contract news, earnings/revenue growth updates, and financing news about the Company; present client to various media, periodical sources, when appropriate; interaction with appropriate national and regional media outlets including appropriate industry trade journals, further Advisor shall give any ongoing consulting support deemed necessary by client; and oversee the financial operations of the Company during its development stage (collectively the "Services").

2. Term. Unless sooner terminated in accordance with the termination provisions set forth in this Agreement, the term of this Agreement shall be for an initial term of one year commencing on the date hereof (the "Initial Term"), and shall be automatically renewed in writing for an additional term of one year, unless at least thirty (30) days prior to the end of the Initial Term either party shall advise the other
(in writing) of its desire to terminate this Agreement (the
"Additional Term").

3. Time and Effort of Advisor Services. Advisor shall allocate such time and assign such of Advisor's personnel as it deems necessary to complete the Services to be provided under this Agreement. It is expressly understood that the amount of time may vary from day to day and from week to week. The Company agrees to provide any and all information and or documents reasonably requested by Advisor and/or Advisor's personnel to assist in the performance of the Services required hereunder.

4. Limitation of Advisors Liability. In the absence of willful malfeasance, bad faith, negligence, or reckless disregard for the obligations and duties hereunder by Advisor, neither Advisor nor Advisor's personnel shall be liable to the Company or any of its subsidiaries, officers, directors or shareholders for any act or omission in the course of or connected with rendering the Services, including, but not limited to, losses that may be sustained in any corporate act in any subsequent business opportunity undertaken by the Company as a result of advice provided by Advisor or Advisor's personnel.

5. Advisory Services Compensation. The Company shall pay to Advisor as compensation for the services under this Agreement in compliance with Rule 701 of the Securities Act of 1933, Advisor will initially receive twenty-two million (22,000,000) shares of free trading stock pursuant to the payment schedule agreed to by the parties during the Initial one-year term by way of free trading S8 registered shares. The S8 registered shares shall be deemed fully earned and non-assessable as of the date hereof. Additionally, Advisor will be granted twenty million (20,000,000) shares of unregistered 144 stock, with one-time registration rights and unlimited piggy-back rights, on the sixth month anniversary date of this Agreement provided, however, if the Company elects to terminate this Agreement for any reason pursuant to
Section 11, such twenty million (20,000,000) shares of unregistered
144 stock shall not be granted, additionally, issuance of the aforementioned shares of unregistered 144 stock is contingent on shareholder approval of an increase in shares authorized at the Company's next shareholders' meeting.

6. Costs and Expenses. Advisor will incur no extraordinary expense nor any expense in excess of $500.00 without prior written approval of Client. Client shall reimburse the actual amount of all such expenses. All third party costs and out-of-pocket expenses incurred by Advisor in excess of $500.00 shall be reimbursed to Advisor within ten (10) days of presentation of written notice to the Company. During the Initial Term and Additional Term, Advisor shall provide the Company with quarterly statements of the time, costs and out-of-pocket expenses incurred in performance of the Services.

7. Place of Services. The Services to be provided hereinunder shall be performed in such place as Advisor, in its sole discretion, deems is the best location for such Services and may include, but not be limited to the Advisor's offices, the Company's offices or such other location as required for the particular service to be performed.

8. Independent Contractor. Advisor and Advisor's personnel will act as independent contractors in the performance of the Services under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employment and employer, between Advisor and Advisor's personnel and the Company. Neither Advisor nor Advisor's personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each opportunity introduced by Advisor, and to make all final decisions with respect to whether or not to accept or reject any business opportunity suggested or introduced by Advisor or Advisor's personnel.

9. Rejected Asset Opportunity or Business Opportunity. If, during the Initial Term of this Agreement or the Additional Term, the Company elects not to proceed to acquire, participate or invest in any business opportunity identified and/or selected by Advisor or Advisor's personnel, notwithstanding the time and expense the Company may have incurred reviewing such transaction, such business opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected business opportunity for its own account, or submit such assets or business opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected business opportunity, or the Company's subsequent purchase or financing with such business opportunity in circumvention of Advisor.

10. No Agency Express or Implied. This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor and Advisor's personnel and the Company.

11. Termination. The Company and Advisor may terminate this Agreement at any time with mutual consent and either party name give notice of termination thirty (30) days prior to the Additional Term. Failing such mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

     (A)  By the Company.

        (1) If during the Initial Term of this Agreement or the Additional Term, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, or other incapacity of Advisor's personnel; or,

        (2) If Advisor willfully breaches or neglects the duties required to be performed hereunder; or at the sole discretion of the Company, and Advisor has not performed its duties to the Company's satisfaction.

      (B)  By Advisor.

        (1) If the Company breaches this Agreement or fails to make any payments or provide information or documents required hereunder; or,

        (2) If the Company ceases business or sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside the scope of this Agreement; or,

        (3) If the Company subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of its business; or

        (4)  If the Company subsequent to the execution hereof
             institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization or rearrangement of its
             financial affairs, files a	petition in a court of
             bankruptcy, or is adjudicated a bankrupt; or

        (5) If any of the disclosures made herein or subsequent hereto by the Company to Advisor are determined to be materially false or misleading.

In the event either party elects to terminate for cause or this Agreement is terminated prior to the expiration of the Initial Term or if this Agreement is terminated by mutual written agreement, the Company shall be responsible to pay Advisor for unreimbursed expenses due hereunder.

12. Indemnification. Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorney's fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

13. Remedies. Any and all remedies available hereunder shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

14.  Miscellaneous.

      (A) Subsequent Events. Advisor and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations that could compromise its efforts and obligations under this Agreement.

      (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

      (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purpose of this Agreement.

      (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time of the provision of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

      (E) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

      (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mail for transmittal be certified or registered mail, postage prepaid, or when deposited with a recognized courier service for transmittal, or when sent by facsimile transmission and such transmission is evidenced by log as satisfactorily transmitted, and in each case provided that the communication is addressed:

(1) In the case of the Advisor:    New Alliance Corporation
                                   539 Southshore Rd.
                                   Palermo, N.J.  08223
                                   Frank Alexander, President
                                   (609) 820-7722


(2) In the case of Company:        Nova Natural Resources Corp.
                                   4340 E. Kentucky Ave., Suite 418
		                   Glendale, CO 80246
                                   Edward Chan, President
                                   (905) 887-3459

or to such other person or address designated in writing by the Company or advisor to receive notice and served on the other party in accordance with this section.

      (G) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (H) Governing Law. This Agreement was negotiated and its being contracted for in Florida, and shall be governed by the laws of the State of New Jersey. The parties expressly agree to venue in Ocean County, New Jersey for any and all actions commenced relative to this Agreement.

      (I) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

      (J) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement.

      (K) Severability. If any party of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

      (L)  Counterparts.   A facsimile, telecopy, or other reproduction
           of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The executed copy of this Agreement shall be valid and binding upon a party when transmitted by facsimile to the other party. At the request of any party hereto, all parties agree to execute an original of this Agreement, as well as, any facsimile, telecopy or other reproduction hereof.

	IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.



_________________________              ________________________
Frank Alexander d/b/a                  Nova Natural Resources Corp.
New Alliance Corporation               Edward Chan, President

Exhibit 5.1

Opinion and consent of Mark D. Stubbs Esq. Re: the legality of the shares being registered.

 STUBBS LAW OFFICES
 212 2ND Avenue West
 Twin Falls, 83301
 Telephone 208-734-6677
 Facsimile 208-733-8373


October 10,  2001

Nova Natural Resources Corporation
4340 Kentucky Avenue, Suite 418
Glendale, Colorado 80246-2060
Fax: 720.524.1364

     Re:  Form S-8 Registration Statement

Gentlemen:

   You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Nova Natural Resources, Inc. Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933 in connection with 27,000,000 shares of common stock, $.10 par value issuable pursuant to an Advisory Service dated September 26, 2001.

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name.

/s/ Stubbs Law Offices
STUBBS LAW OFFICES


EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Nova Natural Resources Corporation of our report dated November 20, 2000, accompanying the financial statements Of Nova Natural Resources Corporation also incorporated by reference in such Registration Statement.

/s/
Hein & Associates LLP
Denver, Colorado
October 10, 2001

EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


     As an independent chartered accountant, I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report relating to the financial statements of Nova Natural Resources Corporation, which report appears in the Company's Report on Form 8-K, as amended, for an event which occurred on February 27, 2001 and to all references to this firm included in such Registration Statement.


 /s/
EDDY S.L. CHIN
CHARTERED ACCOUNTANT

Toronto, Canada
October 10, 2001